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[Modern Woodmen of America letterhead]





                                                     April 25, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen,

With reference to the Registration Statements on Form S-6 filed by Modern Woodmen of America ("Society") and its Modern Woodmen of America Variable Account with the Securities and Exchange Commission covering certain variable universal life insurance certificates, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) The Society is duly organized and validly existing under the laws of the State of Illinois.

(2) The variable universal life certificates, when issued as contemplated by the said Form S-6 Registration Statement will constitute legal, validly issued and binding obligations of Modern Woodmen of America.

I hereby consent to the filing of this opinion as an exhibit to the said Form S-6 Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus contained in the said Registration Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                   Very truly yours,

                                                   /s/ C. Ernest Beane

                                                   C. Ernest Beane
                                                   General Counsel and Director